Subsidiaries of the Registrant
                                Exhibit No. 21.1


Name of Subsidiary                               Jurisdiction of Organization

Pegasystems Limited                                       England

Pegasystems Party Limited                                 Australia

Pegasystems Worldwide Inc                                 United States

Pegasystems Investment Inc                                United States

Pegasystems Company                                       Canada

GDOO                                                      Sweden